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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made as of this 15th day of March, 2001, by and between United Heritage Bank (the "Bank"), and David G. Powers (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Bank desires to retain the services of and employ the Executive, and the Executive desires to provide services to the Bank, pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein contained, the Bank and the Executive covenant and agree as follows:

         1. Employment. Pursuant to the terms and conditions of this Agreement, the Bank agrees to employ the Executive and the Executive agrees to render services to the Bank as set forth herein.

         2. Position and Duties. During the term of this Agreement, the Executive shall serve as President and Chief Executive Officer of the Bank, and shall undertake such duties, consistent with such titles, as may be assigned to him from time to time by the Board of Directors of the Bank (referred to as the "Board"), including management of all Bank personnel, serving on Board committees as appointed from time to time by the Board, keeping the Board informed of industry and regulatory developments regarding the Bank, coordinating with Bank personnel and third parties to the extent necessary to further the profitability and business of the Bank, and assisting in keeping the Bank in compliance with applicable laws and regulations. In performing his duties pursuant to this Agreement, the Executive shall devote his full business time, energy, skill and best efforts to promote the Bank and its business and affairs; provided that, subject to Sections 10, 12 and 13 of this Agreement, the Executive shall have the right to manage and pursue personal and family interests, and make passive investments in securities, real estate, and other assets, and also to participate in charitable and community activities and organizations, so long as such activities do not adversely affect the performance by Executive of his duties and obligations to the Bank.

         3. Term. The initial term of employment pursuant to this Agreement shall be for a period of three years, commencing with the date hereof and expiring (unless sooner terminated as otherwise provided in this Agreement or unless otherwise renewed or extended as set forth herein) on the third anniversary of this Agreement, which date, including any earlier date of termination or any extended expiration date, shall be referred to as the "Expiration Date". Subject to the provisions of Section 8 of this Agreement, the term of this Agreement and the employment of the Executive by the Bank hereunder shall be deemed automatically renewed for successive periods of one year commencing on the third anniversary date of this Agreement, unless either party gives the other written notice, at least 180 days prior to the end of the then term of the Agreement. After termination of the employment of the Executive for any reason whatsoever, the Executive shall continue to be subject to the provisions of Sections 10 through 17, inclusive, of this Agreement;
provided, however, that the Executive shall not be subject to the provisions of Sections 12


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or 13 where the employment of the Executive is terminated by the Executive for
Good Reason (as defined in Section 8) or pursuant to Sections 8(e) or 8(f), or where the term of employment is not renewed pursuant to this Section 3.

         4. Compensation. During the term of this Agreement, the Bank shall pay or provide to the Executive as compensation for the services of the Executive set forth in Section 2 hereof:

                  (a) A base annual salary of at least $205,200 until December 31, 2001, payable in such periodic installments consistent with other employees of the Bank (such base salary to be subject to increase by the Board in its discretion); and

                  (b) Such individual bonuses and other compensation to the Executive as may be authorized by the Board from time to time.

         5. Benefits and Insurance. The Bank shall provide to the Executive such medical, health, and life insurance as well as any other benefits as the Board shall determine from time to time. At a minimum, the Executive shall be entitled to (i) participate in all employee benefit plans offered to the Bank's employees generally, and (ii) life insurance coverage (payable to such beneficiary as the Executive may designate from time to time). The Executive also shall be entitled to participate in any group disability plan maintained by the Bank, with the Bank paying to the Executive his base annual salary during any waiting period imposed by such plan for the receipt of disability benefits thereunder. The Bank shall undertake to provide for its employees generally (including the Executive) a retirement plan and a plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. All benefits referred to herein shall be provided at reasonable levels and within reasonable time after the commencement of the Executive's employment pursuant to the terms of this Agreement. The Executive also shall be entitled to receive upon the opening of the Bank options exercisable for 27,000 shares of Bank common stock at $10.00 per share, such options to be fully vested at the time of issuance and subject to the terms and conditions of the Bank's officers and employees' stock option plan.

         6. Vacation. The Executive may take up to four weeks of vacation time at such periods during each year as the Board and the Executive shall determine from time to time. The Executive shall be entitled to full compensation during such vacation periods.

         7. Reimbursement of Expenses; Automobile Allowance. The Bank shall reimburse the Executive for reasonable expenses incurred in connection with his employment hereunder subject to guidelines issued from time to time by the Board and upon submission of documentation in conformity with applicable requirements of federal income tax laws and regulations supporting reimbursement of such expenses. The Bank also shall provide to the Executive an automobile allowance in an amount as shall be mutually agreed upon by the Executive and the Bank.


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         8.       Termination. The employment of the Executive may be terminated as follows:

         (a) By the Bank, by action taken by its Board, at any time and immediately upon written notice to the Executive if said discharge is for cause. In the notice of termination furnished to the Executive under this
Section 8(a), the reason or reasons for said termination shall be given and, if no reason or reasons are given for said termination, said termination shall be deemed to be without cause and therefore termination pursuant to Section 8(f). Any one or more of the following conditions shall be deemed to be grounds for termination of the employment of the Executive for cause under this Section 8(a):

                           (i) If the Executive shall fail or refuse to
comply with the obligations required of him as set forth in this Agreement or comply with the policies of the Bank established by the Board from time to time, including but not limited to, policies creating or establishing performance standards related to acceptable profitability levels. Said performance standards shall be reasonable in nature and reflect customary business practices and profit expectations within the banking industry for like banking institutions similar in size and market; provided, however, that for the first two such failures or refusals, the Executive shall be given written warnings (each providing at least a 10 day period for an opportunity to cure), and the third failure or refusal shall be grounds for termination for cause;

                           (ii) If the Executive shall have engaged in conduct
involving fraud, deceit, personal dishonesty, or breach of fiduciary duty, which in any such case has adversely affected, or may adversely affect, the business or reputation of the Bank;

                           (iii) If the Executive shall have wilfully violated
any banking law or regulation, memorandum of understanding, cease and desist order, or other agreement with any banking agency having jurisdiction over the Bank;

                           (iv) If the Executive shall have become subject to
continuing intemperance in the use of alcohol or drugs which has adversely affected, or may adversely affect, the business or reputation of the Bank; or

                           (v) If the Executive shall have filed, or had
filed against him, any petition under the federal bankruptcy laws or any state insolvency laws.

                  In the event of termination for cause, the Bank shall pay the Executive only salary, vacation, and bonus amounts accrued and unpaid as of the effective date of termination.

         (b) By the Executive upon the lapse of 10 days following written notice by the Executive to the Bank of termination of his employment hereunder for Good Reason (as defined below), which notice shall reasonably describe the Good Reason for which the Executive's employment is being terminated; provided, however, that if the Good Reason specified in such notice is such that there is a reasonable prospect that it can be cured with diligent effort within 10 days, the Bank shall have a


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reasonable time (having regard for the nature of the Good Reason) to cure such
Good Reason, which time shall not in any event exceed 10 days from the date of such notice, and the Executive's employment shall continue in effect during such reasonable time so long as the Bank makes diligent efforts during such time to cure such Good Reason. If such Good Reason shall be cured by the Bank during such reasonable time, the Executive's employment and the obligations of the Bank hereunder shall not terminate as a result of the notice which has been given with respect to such Good Reason. Cure of any Good Reason with or without notice from the Executive shall not relieve the Bank from any obligations to the Executive under this Agreement or otherwise and shall not affect the Executive's rights upon the reoccurrence of the same, or the occurrence of any other, Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean any material breach by the Bank of any provision of this Agreement, any significant reduction, without the Executive's prior written consent, in the duties, responsibilities, authority or title of the Executive as an officer of the Bank, or if the Executive's employment is terminated by the Bank for any reason other than cause.

                  If the Executive's employment is terminated by the Executive for Good Reason, the Bank shall, for a period of one year after said termination;

                           (i)      continue to pay to the Executive the base
annual salary in effect under Section 4(a) on the date of said termination (or, if greater, the highest annual salary in effect for the Executive within the 36 month period prior to said termination) plus an annual amount equal to any bonus paid by the Bank to the Executive during the 12 month period prior to said termination;

                           (ii)     continue to provide for the benefit of the
Executive the life insurance benefits provided to the Executive prior to termination; and

                           (iii)    reimburse the Executive for continued
coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act under the Bank's medical insurance plan.

                  (c) By the Executive upon the lapse of 30 days following written notice by the Executive to the Bank of his resignation from the Bank for other than Good Reason; provided, however, that the Bank, in its discretion, may cause such termination to be effective at any time during such 30-day period. If the Executive's employment is terminated because of the Executive's resignation, the Bank shall be obligated to pay to the Executive any salary, vacation, and bonus amounts accrued and unpaid as of the effective date of such resignation.

                  (d) If the Executive's employment is terminated by the death or disability (as defined in the disability plan maintained by the Bank) of the Executive, this Agreement shall automatically terminate, and the Bank shall be obligated to pay to the Executive or the Executive's estate any salary, vacation, and bonus amounts accrued and unpaid at the date of death or through the end of the waiting period referred to in Section 5 in the case of disability.


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                  (e)      Upon a Change of Control, in which event the
Executive shall be entitled to receive at the closing of such Change of Control an amount equal to one times the average base annual salary plus annual bonus received by the Executive during the three year period prior to such termination. For purposes of this Agreement, a Change of Control shall mean a merger or acquisition in which the Bank is not the surviving entity, or the acquisition by any individual or group of beneficial ownership of more than 50% of the outstanding shares of Bank common stock (excluding any transaction which results in the formation for the Bank of a bank holding company owned by substantially all of the former shareholders of the Bank). The term "group" and the concept of beneficial ownership shall have such meanings ascribed thereto as set forth in the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the regulations and rules thereunder.

                  (f) By the Bank, by action taken by its Board, at any time if said discharge is without cause. If the Executive's employment is terminated by the Bank without cause, the Bank shall, for a period of one year after said termination;

                           (i)      continue to pay to the Executive the base
annual salary in effect under Section 4(a) on the date of said termination (or, if greater, the highest annual salary in effect for the Executive within the 36 month period prior to said termination) plus an annual amount equal to any bonus paid by the Bank to the Executive during the 12 month period prior to said termination;

                           (ii)     continue to provide for the benefit of the
Executive the life insurance benefits provided to the Executive prior to termination; and

                           (iii)    reimburse the Executive for continued
coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act under the Bank's medical insurance plan.

         9. Notice. All notices permitted or required to be given to either party under this Agreement shall be in writing and shall be deemed to have been given (a) in the case of delivery, when addressed to the other party as set forth at the end of this Agreement and delivered to said address, (b) in the case of mailing, three days after the same has been mailed by certified mail, return receipt requested, and deposited postage prepaid in the U.S. Mails, addressed to the other party at the address as set forth at the end of this Agreement, and (c) in any other case, when actually received by the other party. Either party may change the address at which said notice is to be given by delivering notice of such to the other party to this Agreement in the manner set forth herein.

         10. Confidential Matters. The Executive is aware and acknowledges that the Executive shall have access to confidential information by virtue of his employment. The Executive agrees that, during the period of time the Executive is retained to provide services to the Bank, and thereafter subsequent to the termination of Executive's services to the Bank for any reason whatsoever, the Executive will not release or divulge any confidential information whatsoever relating to the Bank or its business, to any other person or entity without the prior written consent of the Bank. Confidential information does not include


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information that is available to the public or which becomes available to the public other than through a breach of this Agreement on the part of the Executive. Also, the Executive shall not be precluded from disclosing confidential information in furtherance of the performance of his services to the Bank or to the extent required by any legal proceeding.

         11. Injunction Without Bond. In the event there is a breach or threatened breach by the Executive of the provisions of Sections 10, 12, or 13, the Bank shall be entitled to an injunction without bond to restrain such breach or threatened breach, and the prevailing party in any such proceeding will be entitled to reimbursement for all costs and expenses, including reasonable attorneys' fees in connection therewith. Nothing herein shall be construed as prohibiting the Bank from pursuing such other remedies available to it for any such breach or threatened breach including recovery of damages from the Executive.

         12. Noncompetition. The Executive agrees that during the period of time the Executive is retained to provide services to the Bank, and thereafter for a period of one year subsequent to the termination of Executive's services to the Bank for any reason whatsoever (except where the employment of the Executive is terminated by the Executive for Good Reason or pursuant to Sections 8(e) or 8(f), or where the term of employment is not renewed pursuant to Section
3), Executive will not enter the employ of, or have any interest in, directly or indirectly (either as executive, partner, director, officer, consultant, principal, agent or employee), any other bank or financial institution or any entity which either accepts deposits or makes loans (whether presently existing or subsequently established) and which has an office located within a radius of 50 miles of any office of the Bank; provided, however, that the foregoing shall not preclude any ownership by the Executive of an amount not to exceed 5% of the equity securities of any entity which is subject to the periodic reporting requirements of the 1934 Act and the shares of Bank common stock owned by the Executive at the time of termination of employment.

         13. Nonsolicitation; Noninterference. The Executive agrees that during the period of time the Executive is retained to provide services to the Bank, and thereafter for a period of one year subsequent to the termination of Executive's services to the Bank for any reason whatsoever (except where such termination is by the Executive for Good Reason or pursuant to Sections 8(e) or 8(f), or where the term of employment is not renewed pursuant to Section 3), the Executive will not (a) solicit for employment by Executive, or anyone else, or employ any employee of the Bank or any person who was an employee of the Bank within 12 months prior to such solicitation of employment; (b) induce, or attempt to induce, any employee of the Bank to terminate such employee's employment; (c) induce, or attempt to induce, anyone having a business relationship with the Bank to terminate or curtail such relationship or, on behalf of himself or anyone else, compete with the Bank; (d) knowingly make any untrue statement concerning the Bank or its directors or officers to anyone; or
(e) permit anyone controlled by the Executive, or any person acting on behalf of the Executive or anyone controlled by an employee of the Executive to do any of the foregoing.

         14. Remedies. The Executive agrees that the restrictions set forth in this Agreement are fair and reasonable. The covenants set forth in this Agreement are not dependent covenants and any claim against the Bank, whether arising out of this Agreement or any other agreement or contract between the

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Bank and Executive, shall not be a defense to a claim against Executive for a breach or alleged breach of any of the covenants of Executive contained in this Agreement. It is expressly understood by and between the parties hereto that the covenants contained in this Agreement shall be deemed to be a series of separate covenants. The Executive understands and agrees that if any of the separate covenants are judicially held invalid or unenforceable, such holding shall not release him from his obligations under the remaining covenants of this Agreement. If in any judicial proceedings, a court shall refuse to enforce any or all of the separate covenants because taken together they are more extensive (whether as to geographic area, duration, scope of business or otherwise) than necessary to protect the business and goodwill of the Bank, it is expressly understood and agreed between the parties hereto that those separate covenants which, if eliminated or restricted, would permit the remaining separate covenants or the restricted separate covenant to be enforced in such proceeding shall, for the purposes of such proceeding, be eliminated from the provisions of this Agreement or restriction, as the case may be.

         15. Invalid Provision. In the event any provision should be or become invalid or unenforceable, such facts shall not affect the validity and enforceability of any other provision of this Agreement. Similarly, if the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its full extent, then any such restriction or covenant shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant.

         16. Governing Law; Venue. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of Florida. The sole and exclusive venue for any action arising out of this Agreement shall be a federal or state court situated in Orange County, Florida, and the parties to this Agreement agree to be subject to the personal jurisdiction of such Court and that service on each party shall be valid if served by certified mail, return receipt requested or hand delivery.

         17. Attorneys' Fees and Costs. In the event a dispute arises between the parties under this Agreement and suit is instituted, the prevailing party shall be entitled to recover his or its costs and attorneys' fees from the nonprevailing party. As used herein, costs and attorneys' fees include any costs and attorneys' fees in any appellate proceeding.

         18. No Third Party Beneficiary. This Agreement is solely between the parties hereto, and no person not a party to this Agreement shall have any rights hereunder, either as a third party beneficiary or otherwise. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their respective successors and legal representatives.

         19. Effect on Other Agreements. This Agreement and the termination thereof shall not affect any other agreement between the Executive and the Bank, and the receipt by the Executive of benefits thereunder.


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         20.      Miscellaneous. The rights and duties of the parties hereunder are personal and may not be assigned or delegated without the prior written consent of the other party to this Agreement. The captions used herein are solely for the convenience of the parties and are not used in construing this Agreement. Time is of the essence of this Agreement and the performance by each party of its or his duties and obligations hereunder.

         21. Complete Agreement. This Agreement constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein. This Agreement may not be amended, modified or changed except by a writing signed by the party to be charged by said amendment, change or modification.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    UNITED HERITAGE BANK


                                    By: /s/ James L. Hewitt
                                        ---------------------------------------
                                        James L. Hewitt, Chairman of the Board


                                    "EXECUTIVE"

                                     /s/ David G. Powers
                                    -------------------------------------------
                                    David G. Powers, individually
                                    Address:


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